     As filed with the Securities and Exchange Commission on March 31, 2003

                                     Registration Statement No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------

                        ANNALY MORTGAGE MANAGEMENT, INC.
             (Exact Name of Registrant as Specified in its Charter)

           MARYLAND                                            22-3479661
(State or Other Jurisdiction of                            (I.R.S. Employer
 Incorporation or Organization)                           Identification No.)

                     1211 AVENUE OF THE AMERICAS, SUITE 2902
                            NEW YORK, NEW YORK 10017
                                 (212) 696-0100

    (Address, Including Zip Code, and Telephone Number, including Area Code, of Registrant's Principal Executive Offices)

                                 --------------

                              MICHAEL A.J. FARRELL
          CHAIRMAN OF THE BOARD, CHIEF EXECUTIVE OFFICER AND PRESIDENT
                        ANNALY MORTGAGE MANAGEMENT, INC.
                     1211 AVENUE OF THE AMERICAS, SUITE 2902
                            NEW YORK, NEW YORK 10017
                                 (212) 696-0100
 (Name, Address, Including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

                                 --------------

                                   Copies to:
                             R. NICHOLAS SINGH, ESQ.
                                MCKEE NELSON LLP
                               1919 M STREET, N.W.
                                    SUITE 800
                             WASHINGTON, D.C. 20036
                                 (202) 775-1880

         Approximate date of commencement of proposed sale to the public: From time to time or at one time after the effective date of the Registration Statement as the Registrant shall determine.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-74618

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------------------
       Title of Each Class of Securities to be Registered     Proposed Maximum Aggregate Price(1)   Amount of Registration Fee(2)
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock (3)..........................................                $26,584,528                           $2,151
Preferred Stock (4).......................................
-----------------------------------------------------------------------------------------------------------------------------------

                                              (footnotes continued on next page)

(footnotes continued from previous page)

(1) In no event will the maximum aggregate offering price of all securities issued pursuant to this registration statement and the registration statement on Form S-3, file no. 333-74618 exceed those registered under such registration statements.
(2)     Calculated pursuant to Rule 457(o) under the Securities Act.
(3) Subject to footnote 1, there is being registered hereunder an indeterminate number of shares of common stock as may be sold, from time to time, by the registrant. There is also being registered hereunder an indeterminate number of shares of common stock as shall be issuable upon conversion of the shares of preferred stock registered hereby.
(4) Subject to footnote 1, there is being registered hereunder an indeterminate number of shares of preferred stock as may be sold from time to time by the registrant.

                              EXPLANATORY STATEMENT

         This registration statement on Form S-3 is being filed pursuant to Rule 462(b) and General Instruction IV to Form S-3, both promulgated under the Securities Act of 1933, as amended, to register an additional $26,584,528 of Common Stock of Annaly Mortgage Management, Inc.

                           INCORPORATION BY REFERENCE

         The contents of the registration statement on Form S-3 relating to the registration of $162,000,000 of common stock, preferred stock and any combination of the foregoing of Annaly Mortgage Management, Inc. filed on June 12, 2002, file number 333-74618 which was declared effective by the Securities and Exchange Commission (the "Commission") on June 18, 2002 and which remains effective as of the date of this filing, are incorporated herein by reference.

                                  CERTIFICATION

         The Company hereby certifies to the Commission that (i) it has instructed its bank to pay the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission's account at Mellon Bank as soon as practicable (but no later than the close of business as of April 1, 2003), (ii) it will not revoke such instructions, (iii) it has sufficient funds in the relevant account to cover the amount of such filing fee, and (iv) it will confirm receipt of such instructions by its bank during the bank's regular business hours no later than April 1, 2003.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 31, 2003.

                                     ANNALY MORTGAGE MANAGEMENT, INC.


                                     By:   /s/ Michael A.J. Farrell
                                           -----------------------------
                                           Michael A.J. Farrell
                                           Chairman of the Board of Directors,
                                           Chief Executive Officer and President

         Each person whose signature appears below hereby authorizes Michael A.J. Farrell and Wellington J. Denahan, and each of them, as attorney-in-fact, to sign on his or her behalf, individually and in each capacity stated below, any amendment, including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

              Signatures                                 Title                                  Date
              ----------                                 -----                                  ----
                                         Director
--------------------------------
Kevin P. Brady

 /s/ Spencer I. Browne                   Director                                          March 31, 2003
--------------------------------
Spencer I. Browne


 /s/ Kathryn F. Fagan                    Chief Financial Officer and                       March 31, 2003
--------------------------------         Treasurer (principal financial
Kathryn F. Fagan                         and accounting officer)


  /s/ Michael A.J. Farrell               Chairman of the Board of Directors,               March 31, 2003
---------------------------------        Chief Executive Officer, President
Michael A.J. Farrell                     and Director (principal executive
                                         officer)

 /s/ Jonathan D. Green                   Director                                          March 31, 2003
--------------------------------
Jonathan D. Green

 /s/ John A. Lambiase                    Director                                          March 31, 2003
------------------------------
John A. Lambiase

 /s/ Donnell A. Segalas                  Director                                          March 31, 2003
--------------------------------
Donnell A. Segalas

 /s/ Wellington J. Denahan               Vice Chairman of the Board of                     March 31, 2003
------------------------------           Directors and Director
Wellington J. Denahan

                                  EXHIBIT INDEX

Exhibit       Exhibit Description
Number
5.1           Opinion of McKee Nelson LLP (including consent of such firm).

8.1           Tax Opinion of McKee Nelson LLP (including consent of such firm).

23.1          Consent of Deloitte & Touche LLP.

23.2          Consent of McKee Nelson LLP (included in Exhibits 5.1 and 8.1).